Exhibit 10.202

FIRST AMENDMENT TO UNSECURED PROMISSORY NOTE

(Original Principal Amount $3,200,000)

This First Amendment to Unsecured Promissory Note (the "Amendment") is made as of this 2nd day of June, 2019 (the "Amendment Effective Date"), by and between TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation ("Maker"), and 2014 HUNTINGTON HOLDINGS, LLC, a Delaware limited liability company ("Holder").

WHEREAS, the Maker is indebted to the Holder under a certain Unsecured Promissory Note in the original principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000) dated June 2, 2017 (the "Note");

WHEREAS, as of the Amendment Effective Date, the outstanding principal amount of the Note is $3,200,000 and the outstanding Additional Interest is $624,000.

WHEREAS, the Borrower and the Holder have agreed to amend the Note in accordance with this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

1.     Section 1 of the Note is hereby amended and restated in its entirety to provide as follows:

1.     Payment of Interest. Interest shall accrue on the unpaid principal balance of this Note at the rate of ten percent (10%) per annum (the “Interest Rate”) (calculated on the basis of a year consisting of 365 days) from June 2, 2019 through and including the date on which the entire principal balance hereof shall have been paid in full. Subject to Section 4 of this Note, accrued and unpaid interest shall be payable monthly on July 3, 2019 in the amount of $25,458.00, August 3, 2019 in the amount of $19,262.00 and September 3, 2019 in the amount of $13,014.00. Any interest not paid when due shall be compounded into principal and bear interest as provided herein.

2.     Section 2 of the Note is hereby amended and restated in its entirety to provide as follows:

2.     Payment of Principal and Additional Interest; Maturity Date. Subject to the provisions of Section 4 of this Note, all of the outstanding principal and Additional Interest as of June 2, 2019 shall be due and payable as follows:

(a)     $769,000 (consisting of $624,000 of Additional Interest and $145,000 of principal) on or before June 7, 2019;

(b)     $743,541.66 (the entire amount consisting of principal) on or before July 3, 2019;

First Amendment to Unsecured Promissory Note (2014 Huntington Holdings)

(c)      $749,737.85 (the entire amount consisting of principal) on before August 3, 2019; and

(d)      $1,561,720.49 (the entire amount consisting of principal) on or before September 3, 2019.

Subject to the immediately preceding sentence and the provisions of Section 4 of this Note, the principal balance of this Note (and all accrued but unpaid interest) shall be due and payable on the earlier to occur of (y) September 3, 2019 or (z) the date this Note is accelerated by the Holder following the occurrence and continuance of an Event of Default as defined in Section 7 below) (the earlier to occur of clauses (y) and (z), the "Maturity Date").

3.     Except as expressly amended hereby, all terms and conditions of the Note shall remain in full force and effect. Without limiting the foregoing, Maker hereby ratifies, confirms and reaffirms that Maker is unconditionally liable for payment in full of all interest and principal due under the Note.

4.     All terms not defined in this Amendment shall have the meaning given to them in the Note.

5.     Upon the effectiveness of this Amendment, each reference in the Note to "the Note," "this Note," "hereunder," "hereof," "herein," or words of similar import shall mean and be a reference to the Note, as amended by this Amendment.

6.     This Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements between such parties with respect to the subject matter hereof. To the extent of any conflict between the terms and conditions of this Amendment and the Note, the terms and conditions of this Amendment shall govern.

7.     This Amendment may be executed in one or more counterparts, including by means of facsimile and/or portable document format, each of which shall be an original and all of which shall together constitute one and the same document.

8.     On or before June 21, 2019, Maker will reimburse Holder for its legal costs and expenses incurred in connection with the negotiation, execution and delivery of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker and Holder have executed this Amendment as of the date first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Anthony Zolezzi
Anthony Zolezzi
Chief Executive Officer

2014 HUNTINGTON HOLDINGS, LLC

By:	/s/ Jonathan Greenhut
Jonathan Greenhut
Chief Executive Officer

First Amendment to Unsecured Promissory Note (2014 Huntington Holdings)